UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 10, 2016

CARE CAPITAL PROPERTIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37356	37-1781195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
191 N. Wacker Drive, Suite 1200, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 881-4700

Not Applicable
Former Name or Former Address, if Changed Since Last Report

353 N. Clark Street, Suite 2900, Chicago, Illinois 60654
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 10, 2016, Care Capital Properties, Inc. (the “Company”) issued a press release announcing its results of operations for the quarter and year ended December 31, 2015.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

Item 7.01.	Regulation FD Disclosure.

Supplemental information regarding the Company and its portfolio of skilled nursing facilities and other healthcare assets for the quarter ended December 31, 2015 can be found on the Company’s website under the “Investors” section or at www.carecapitalproperties.com/investors/financial-information/documents.  The information on the Company’s website is not incorporated by reference into this Current Report on Form 8-K.

Item 8.01.	Other Events.

On March 10, 2016, the Company also announced that its Board of Directors declared a regular quarterly dividend of $0.57 per share, payable in cash on March 31, 2016 to stockholders of record on March 21, 2016.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits:
Exhibit Number	Description
99.1	Press release issued by the Company on March 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE CAPITAL PROPERTIES, INC.

Date:	March 10, 2016	By:	/s/ Kristen M. Benson
Kristen M. Benson
Executive Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by the Company on March 10, 2016.

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